Calculation of Filing Fee Tables
S-8
Pattern Group Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Series A common stock, $0.001 par value per share	Other	12,345,407	$ 14.00	$ 172,835,698.00	0.0001531	$ 26,461.15
2	Equity	Series A common stock, $0.001 par value per share	Other	3,086,351	$ 11.90	$ 36,727,576.90	0.0001531	$ 5,622.99
3	Equity	Series A common stock, $0.001 par value per share	Other	21,095,907	$ 14.00	$ 295,342,698.00	0.0001531	$ 45,216.97
Total Offering Amounts:						$ 504,905,972.90		$ 77,301.11
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 77,301.11
Offering Note
[1]	(a) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Series A common stock, $0.001 par value per share ("Series A Common Stock"), that become issuable under the Pattern Group Inc. 2025 Equity Incentive Plan ("2025 Plan"), the Pattern Group Inc. 2025 Employee Stock Purchase Plan ("2025 ESPP") and the Covalent Group Inc. 2019 Equity Incentive Plan, as amended ("2019 Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Series A Common Stock. (b) Represents shares of Series A Common Stock reserved for future issuance under the 2025 Plan. To the extent that any awards outstanding under the 2025 Plan or 2019 Plan are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by the Registrant prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the shares reserved for issuance pursuant to such awards will become available for issuance as shares of Series A Common Stock under the 2025 Plan. See footnote 6 below. (c) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $14.00 per share, which is the initial public offering price per share of Series A Common Stock set forth on the cover page of the Registrant's Registration Statement on Form S-1 (File No. 333-289810), declared effective on September 18, 2025 ("IPO Registration Statement").

[2]	See 1(a). (b) Represents shares of Series A Common Stock issuable under the 2025 ESPP. (c) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $14.00 per share, which is the initial public offering price per share of Series A Common Stock set forth on the cover page of the IPO Registration Statement. Pursuant to the 2025 ESPP, the purchase price of the shares of Series A Common Stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of a share of Series A Common Stock on the first trading day of the offering period or on the exercise date.

[3]	See 1(a) and 1(c). (b) Represents shares of Series A Common Stock reserved for issuance pursuant to restricted stock unit awards outstanding under the 2019 Plan as of the date of this Registration Statement. To the extent that any such awards are forfeited, cancelled, satisfied without the issuance of stock, held back upon exercise or settlement to satisfy the exercise price or tax withholding, or otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the shares of Series A Common Stock reserved for issuance pursuant to such awards will become available for issuance as shares of Series A Common Stock under the 2025 Plan. See footnote 2 above.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A